As filed with the Securities and Exchange Commission on January 25, 2010

Registration No. 333-152806

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIDELITY D & D BANCORP, INC.
(Exact name of Registrant as specified in its charter)

PENNSYLVANIA	23-3017653
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

FIDELITY D & D BANCORP, INC.
BLAKELY AND DRINKER STREETS
DUNMORE, PA 18512
(570) 342-8281
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

PATRICK J. DEMPSEY
CHAIRMAN OF THE BOARD AND INTERIM CHIEF EXECUTIVE OFFICER
FIDELITY D & D BANCORP, INC.
BLAKELY AND DRINKER STREETS
DUNMORE, PA 18512
(570) 342-8281
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With Copies To:

G. PHILIP RUTLEDGE, ESQUIRE
ERIK GERHARD, ESQUIRE
BYBEL RUTLEDGE LLP
1017 MUMMA ROAD, SUITE 302
LEMOYNE, PENNSYLVANIA 17043
(717) 731-1700

Approximate date of commencement of the proposed sale of securities to the public: As soon as practicable after the effective date of this Post-Effective Amendment No. 1 to the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall be effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus filed with this Post-Effective Amendment No. 1 to Registration Statement No. 333-152806 shall act as a combined Prospectus with Registration Statement No. 333-45668.

PROSPECTUS

FIDELITY D & D BANCORP, INC.
AMENDED AND RESTATED 2000 DIVIDEND REINVESTMENT PLAN
300,000 SHARES OF COMMON STOCK

This prospectus relates to 300,000 shares of common stock of Fidelity D & D Bancorp, Inc. (the “Company”), a Pennsylvania company, that the Company may issue or sell, from time to time, under the Fidelity D & D Bancorp, Inc. Amended and Restated 2000 Dividend Reinvestment Plan. Under the terms of the plan, Fidelity D & D Bancorp is authorized to issue up to 300,000 shares of its common stock. The plan offers holders of shares of common stock of Fidelity D & D Bancorp, Inc. an opportunity to reinvest their cash dividends and make optional cash payments to purchase additional shares of the Company’s common stock.

The administrator of the plan will purchase shares acquired for the plan directly from the Company, in the open market, in negotiated transactions or using a combination of these methods as more fully described in the plan. As of December 31, 2009, the market price of the Company’s common stock was $15.50 per share. The common stock is traded on the Over-the-Counter Bulletin Board (the “ OTCBB”) under the symbol “FDBC.”

See “Risk Factors” beginning on page 1 for a discussion of various factors that shareholders should consider about an investment in our common stock.

Neither the Securities and Exchange Commission, the Federal Deposit Insurance Company, the Board of Governors of the Federal Reserve System, the Pennsylvania Department of Banking, the Pennsylvania Securities Commission nor any other state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The shares of common stock offered in this Prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency. Neither Fidelity D & D Bancorp, Inc. nor its wholly owned subsidiary, The Fidelity Deposit and Discount Bank, has guaranteed the shares being offered.  There can be no assurance that the trading price of the common stock being offered will not decrease at any time.

The date of this Prospectus is January 25, 2010.

PROSPECTUS SUMMARY

The Company

Fidelity D & D Bancorp, Inc. (the “Company”), a Pennsylvania business company, is a bank holding company registered with and supervised by the Board of Governors of the Federal Reserve System.  The Company was formed in 1999 for the purpose of becoming the parent holding company of The Fidelity Deposit and Discount Bank (the “Bank”).  The Bank, a state-chartered institution, is a full service commercial bank and provides a wide range of services to individuals and small to medium-sized businesses in its market area.

The principal executive offices of the Company are located at Blakely and Drinker Streets, Dunmore, Pennsylvania 18512.  The telephone number of the Company is (570) 342-8281.

The Offering

The securities offered hereby are 300,000 shares of the Company’s common stock, no par value per share, subject to adjustment for stock splits, stock dividends and other changes in the Company’s capital structure. The purpose of the offering is to provide holders of the Company’s common stock with a simple and convenient method of investing cash dividends declared on the common stock in additional shares of common stock, and to provide participating shareholders an opportunity to make voluntary optional cash payments to purchase additional shares of common stock, without incurring brokerage commissions, through the Company’s Dividend Reinvestment Plan.

Shares may be acquired for issuance pursuant to the plan through open market purchases, through negotiated transactions or from the Company.  Open market purchases will be made by an independent purchasing agent retained to act as agent for plan participants, and the purchase price to participants will be the actual price paid, excluding brokerage commissions and other expenses, which commissions and expenses will be paid by the Company.  The Company will receive none of the proceeds from shares acquired for issuance pursuant to the plan unless the acquisitions involve the purchase of shares from the Company.  To the extent any shares are purchased from the Company, the proceeds of such sales will be added to the Company’s general funds and will be available for its general corporate purposes, including working capital requirements and contributions to the Bank to support its anticipated growth and expansion.

RISK FACTORS

The purpose of the plan is to provide a convenient and useful service for the Company’s current shareholders.  Nothing in this Prospectus represents a recommendation by the Company or anyone else that a person buy or sell the Company’s common stock.  We urge you to read this prospectus thoroughly before you make your investment decision regarding participation in the plan.

Before you invest in the Company’s common stock, you should be aware that an investment in our common stock involves a variety of risks, including those described below.  You should carefully read and consider these risks factors, together with all the other information contained in this Prospectus, before you decide to purchase the Company’s common stock.

Risks Related to Investment in the Company’s Stock

Plan participants bear market risk

You do not have control or authority to direct the price or time at which common stock is purchased or sold for plan accounts.  Therefore, you bear the market risk associated with fluctuations in the price of common stock between the time a cash dividend or an optional cash payment is received and the proceeds are reinvested in shares of common stock.  Neither the Company nor the administrator can provide any assurance that shares purchased under the plan, at any particular time, will be worth more or less than their purchase price.

The plan does not represent a change in dividend policy and the Company’s ability to pay dividends depends primarily on dividends from its banking subsidiary, which is subject to regulatory limits.

The plan does not represent a change in our dividend policy. The payment of dividends will continue to be dependent upon earnings, financial and regulatory requirements and other factors, which will be determined by our Board of Directors.  Shareholders who do not wish to participate in this plan will continue to receive cash dividends if and when dividends are declared and paid.  We cannot provide any assurance whether, or at what rate, we will continue to pay dividends.

The Company is a bank holding company and its operations are conducted by its subsidiary. Its ability to pay dividends depends on its receipt of dividends from its subsidiary. Dividend payments from its banking subsidiary are subject to legal and regulatory limitations, generally based on net profits and retained earnings, imposed by the various banking regulatory agencies. The ability of its subsidiary to pay dividends is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements. There is no assurance that its subsidiary will be able to pay dividends in the future or that the Company will generate adequate cash flow to pay dividends in the future. The Company’s failure to pay dividends on its common stock could have a material adverse effect on the market price of its common stock.

The Company’s stock price can be volatile.

Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. The Company’s stock price can fluctuate significantly in response to a variety of factors including, among other things:

•	Actual or anticipated variations in quarterly results of operations.
•	Recommendations by securities analysts.
•	Operating and stock price performance of other companies that investors deem comparable to the Company.
•	News reports relating to trends, concerns and other issues in the financial services industry.
•	Perceptions in the marketplace regarding the Company and/or its competitors.
•	New technology used, or services offered, by competitors.
•	Significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors.
•	Failure to integrate acquisitions or realize anticipated benefits from acquisitions.
•	Changes in government regulations.
•	Geopolitical conditions such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause the Company’s stock price to decrease regardless of operating results.

The trading volume in the Company’s common stock is less than that of other larger financial services companies.

The Company’s common stock is listed for trading on the over-the-counter bulletin board and the trading volume in its common stock is less than that of other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of the Company’s common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which the Company has no control. Given the lower trading volume of the Company’s common stock, significant sales of the Company’s common stock, or the expectation of these sales, could cause the Company’s stock price to fall.

An investment in the Company’s common stock is not an insured deposit.

The Company’s common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity.  As a result, if you acquire the Company’s common stock, you may lose some or all of your investment.

The Company’s articles of incorporation and by-laws, as well as certain banking laws, may have an anti-takeover effect.

Provisions of the Company’s articles of incorporation and by-laws, federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire the Company, even if doing so would be perceived to be beneficial to the Company’s shareholders. The combination of these provisions effectively inhibits a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of the Company’s common stock.

Risks Related to the Company’s Business

The Company’s business is subject to interest rate risk and variations in interest rates may negatively affect its financial performance.

Changes in the interest rate environment may reduce profits. The Company’s earnings and cash flows are largely dependent upon its net interest income. Net interest income is the difference between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. As prevailing interest rates change, net interest spreads are affected by the difference between the maturities and re-pricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. An increase in the general level of interest rates may also adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect the Company’s net interest spread, asset quality, loan origination volume and overall profitability.

The Company is subject to lending risk.

There are inherent risks associated with the Company’s lending activities. These risks include, among other things, the impact of changes in interest rates and changes in the economic conditions in the markets where the Company operates as well as those across the Commonwealth of Pennsylvania and the United States. Increases in interest rates and/or weakening economic conditions could adversely impact the ability of borrowers to repay outstanding loans or the value of the collateral securing these loans. The Company is also subject to various laws and regulations that affect its lending activities. Failure to comply with applicable laws and regulations could subject the Company to regulatory enforcement action that could result in the assessment of significant civil money penalties against the Company.

Commercial, commercial real estate and real estate construction loans are generally viewed as having more risk of default than residential real estate loans or consumer loans. These types of loans are also typically larger than residential real estate loans and consumer loans.   Because these loans generally have larger balances than residential real estate loans and consumer loans, the deterioration of one or a few of these loans could cause a significant increase in non-performing loans. An increase in non-performing loans could result in a net loss of earnings from these loans, an increase in the provision for possible loan losses and an increase in loan charge-offs, all of which could have a material adverse effect on the Company’s financial condition and results of operations.

The Company’s allowance for possible loan losses may be insufficient.

The Company maintains an allowance for possible loan losses, which is a reserve established through a provision for possible loan losses charged to expense, that represents management’s best estimate of probable losses that have been incurred within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to reserve for estimated loan losses and risks inherent in the loan portfolio. The level of the allowance reflects management’s continuing evaluation of industry concentrations; specific credit risks; loan loss experience; current loan portfolio quality; present economic, political and regulatory conditions and unidentified losses inherent in the current loan portfolio. The determination of the appropriate level of the allowance for possible loan losses inherently involves a high degree of subjectivity and requires the Company to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of the Company’s control, may require an increase in the allowance for possible loan losses. In addition, bank regulatory agencies periodically review the Company’s allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of further loan charge-offs, based on judgments different than those of management. In addition, if charge-offs in future periods exceed the allowance for possible loan losses, the Company will need additional provisions to increase the allowance for possible loan losses. Any increases in the allowance for loan losses will result in a decrease in net income and capital and may have a material adverse effect on the Company’s financial condition and results of operations.

The Company is subject to environmental liability risk associated with lending activities.

A significant portion of the Company’s loan portfolio is secured by real property. During the ordinary course of business, the Company may foreclose on and take title to properties securing certain loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous or toxic substances are found, the Company may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require the Company to incur substantial expense and may materially reduce the affected property’s value or limit the Company’s ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase the Company’s exposure to environmental liability. Although the Company has policies and procedures to perform an environmental review before initiating any foreclosure action on real property, these reviews may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on the Company’s financial condition and results of operations.

The Company’s profitability depends significantly on economic conditions in the Commonwealth of Pennsylvania and the local region in which it conducts business.

The Company’s success depends primarily on the general economic conditions of the Commonwealth of Pennsylvania and the specific local markets in which the Company operates. Unlike larger national or other regional banks that are more geographically diversified, the Company provides banking and financial services to customers primarily in Lackawanna and Luzerne Counties in Northeastern Pennsylvania. The local economic conditions in these areas have a significant impact on the demand for the Company’s products and services as well as the ability of the Company’s customers to repay loans, the value of the collateral securing loans and the stability of the Company’s deposit funding sources. A significant decline in general economic conditions, caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic occurrences, unemployment, changes in securities markets or other factors could impact these local economic conditions and, in turn, have a material adverse effect on the Company’s financial condition and results of operations.

There is no assurance that the Company will be able to successfully compete with others for business.

The Company competes for loans, deposits and investment dollars with numerous regional and national banks and other community banking institutions, as well as other kinds of financial institutions and enterprises, such as securities firms, insurance companies, savings associations, credit unions, mortgage brokers and private lenders. Many competitors have substantially greater resources than the Company does, and operate under less stringent regulatory environments. The differences in resources and regulations may make it more difficult for the Company to compete profitably, reduce the rates that it can earn on loans and investments, increase the rates it must offer on deposits and other funds, and adversely affect its overall financial condition and earnings.

The Company is subject to extensive government regulation and supervision.

The Company, primarily through the Bank, is subject to extensive federal and state regulation and supervision. Banking regulations are primarily intended to protect depositors’ funds, federal deposit insurance funds and the banking system as a whole, not shareholders. These regulations affect the Company’s lending practices, capital structure, investment practices, dividend policy and growth, among other things. Federal or state regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect the Company in substantial and unpredictable ways. Such changes could subject the Company to additional costs, limit the types of financial services and products the Company may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on the Company’s business, financial condition and results of operations. While the Company has policies and procedures designed to prevent any such violations, there can be no assurance that such violations will not occur.

The Company’s controls and procedures may fail or be circumvented.

Management regularly reviews and updates the Company’s internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of the Company’s controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on the Company’s business, results of operations and financial condition.

New lines of business or new products and services may subject the Company to additional risks.

From time-to-time, the Company may implement new lines of business or offer new products and services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, the Company may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of the Company’s system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company’s future acquisitions could dilute your ownership and may cause it to become more susceptible to adverse economic events.

The Company may use its common stock to acquire other companies or make investments in banks and other complementary businesses in the future. The Company may issue additional shares of common stock to pay for future acquisitions, which would dilute your ownership interest in the Company. Future business acquisitions could be material to the Company, and the degree of success achieved in acquiring and integrating these businesses into the Company could have a material effect on the value of the Company’s common stock. In addition, any acquisition could require it to use substantial cash or other liquid assets or to incur debt. In those events, it could become more susceptible to economic downturns and competitive pressures.

The Company may not be able to attract and retain skilled people.

The Company’s success depends, in large part, on its ability to attract and retain key people. Competition for the best people in most activities engaged in by the Company can be intense and the Company may not be able to hire people or to retain them. The unexpected loss of services of one or more of the Company’s key personnel could have a material adverse impact on the Company’s business because of their skills, knowledge of the Company’s market, years of industry experience and the difficulty of promptly finding qualified replacement personnel

The Company’s information systems may experience an interruption or breach in security.

The Company relies heavily on communications and information systems to conduct its business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in the Company’s customer relationship management, general ledger, deposit, loan and other systems. While the Company has policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of its information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of the Company’s information systems could damage the Company’s reputation, result in a loss of customer business, subject the Company to additional regulatory scrutiny, or expose the Company to civil litigation and possible financial liability, any of which could have a material adverse effect on the Company’s financial condition and results of operations.

The Company continually encounters technological change.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. The Company’s future success depends, in part, upon its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in the Company’s operations. Many of the Company’s competitors have substantially greater resources to invest in technological improvements. The Company may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to its customers. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse impact on the Company’s business and, in turn, the Company’s financial condition and results of operations.

The Company is subject to claims and litigation pertaining to fiduciary responsibility.

From time-to-time, customers make claims and take legal action pertaining to the Company’s performance of its fiduciary responsibilities. Whether customer claims and legal action related to the Company’s performance of its fiduciary responsibilities are founded or unfounded, if such claims and legal actions are not resolved in a manner favorable to the Company, they may result in significant financial liability and/or adversely affect the market perception of the Company and its products and services as well as impact customer demand for those products and services. Any financial liability or reputation damage could have a material adverse effect on the Company’s business, which, in turn, could have a material adverse effect on the Company’s financial condition and results of operations.

Severe weather, natural disasters, acts of war or terrorism and other external events could significantly impact the Company’s business.

Severe weather, natural disasters, acts of war or terrorism and other adverse external events could have a significant impact on the Company’s ability to conduct business. Such events could affect the stability of the Company’s deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause the Company to incur additional expenses. Severe weather or natural disasters, acts of war or terrorism or other adverse external events may occur in the future. Although management has established disaster recovery policies and procedures, the occurrence of any such event could have a material adverse effect on the Company’s business, which, in turn, could have a material adverse effect on the Company’s financial condition and results of operations.

Risks Related to the Company’s Industry

Future governmental regulation and legislation could limit the Company’s future growth.

The Company is a registered bank holding company, and its subsidiary bank is a depository institution whose deposits are insured by the FDIC. As a result, the Company is subject to various regulations and examinations by various regulatory authorities. In general, statutes establish the corporate governance and eligible business activities for the Company, certain acquisition and merger restrictions, limitations on inter-company transactions such as loans and dividends, capital adequacy requirements, requirements for anti-money laundering programs and other compliance matters, among other regulations. The Company is extensively regulated under federal and state banking laws and regulations that are intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole. Compliance with these statutes and regulations is important to the Company’s ability to engage in new activities and consummate additional acquisitions.

In addition, the Company is subject to changes in federal and state tax laws as well as changes in banking and credit regulations, accounting principles and governmental economic and monetary policies. The Company cannot predict whether any of these changes may adversely and materially affect it. Federal and state banking regulators also possess broad powers to take supervisory actions as they deem appropriate. These supervisory actions may result in higher capital requirements, higher insurance premiums and limitations on the Company’s activities that could have a material adverse effect on its business and profitability. While these statutes are generally designed to minimize potential loss to depositors and the FDIC insurance funds, they do not eliminate risk, and compliance with such statutes increases the Company’s expense, requires management’s attention and can be a disadvantage from a competitive standpoint with respect to non-regulated competitors.

The earnings of financial services companies are significantly affected by general business and economic conditions.

The Company’s operations and profitability are impacted by general business and economic conditions in the United States and abroad. These conditions include short-term and long-term interest rates, inflation, money supply, political issues, legislative and regulatory changes, fluctuations in both debt and equity capital markets, broad trends in industry and finance, and the strength of the U.S. economy and the local economies in which the Company operates, all of which are beyond the Company’s control. Deterioration in economic conditions could result in an increase in loan delinquencies and non-performing assets, decreases in loan collateral values and a decrease in demand for the Company’s products and services, among other things, any of which could have a material adverse impact on the Company’s financial condition and results of operations.

Financial services companies depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to extend credit or enter into other transactions, the Company may rely on information furnished by or on behalf of customers and counterparties, including financial statements, credit reports and other financial information. The Company may also rely on representations of those customers, counterparties or other third parties, such as independent auditors, as to the accuracy and completeness of that information. Reliance on inaccurate or misleading financial statements, credit reports or other financial information could have a material adverse impact on the Company’s business and, in turn, the Company’s financial condition and results of operations.

Consumers may decide not to use banks to complete their financial transactions.

Technology and other changes are allowing parties to complete financial transactions that historically have involved banks through alternative methods. For example, consumers can now maintain funds that would have historically been held as bank deposits in brokerage accounts or mutual funds. Consumers can also complete transactions such as paying bills and/or transferring funds directly without the assistance of banks. The process of eliminating banks as intermediaries, known as “disintermediation,” could result in the loss of fee income, as well as the loss of customer deposits and the related income generated from those deposits. The loss of these revenue streams and the lower cost deposits as a source of funds could have a material adverse effect on the Company’s financial condition and results of operations.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts.  We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made.  These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

▪	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
▪	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
▪
the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

▪
the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

▪	technological changes;

▪	acquisitions and integration of acquired businesses;
▪	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimates of values of collateral and various financial assets and liabilities;
▪	volatility in the securities markets;
▪	deteriorating economic conditions;
▪	acts of war or terrorism; and
▪	disruption of credit and equity markets.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this prospectus.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

Readers should review the risk factors described in other documents that we file or furnish, from time to time, with the Securities and Exchange Commission, including Annual Reports to Shareholders, Annual Reports filed on Form 10-K and other current reports filed or furnished on Form 8-K.

AMENDED AND RESTATED
2000 DIVIDEND REINVESTMENT PLAN

This Fidelity D & D Bancorp, Inc. Amended and Restated 2000 Dividend Reinvestment Plan is authorized to issue not more than 300,000 shares of common stock of Fidelity D & D Bancorp, Inc., subject to adjustment for stock splits, stock dividends and other changes in the Company’s capital structure.  We present the plan in a question and answer format.  Shareholders who do not choose to participate in the plan or who are not eligible to participate in the plan will continue to receive cash dividend payments, if and when such dividends are declared and paid.

Purpose

1.           What is the purpose of the plan?

The plan provides shareholders with a convenient and economical method of investing cash dividends payable upon their common stock and the opportunity to make voluntary optional cash payments to purchase additional shares of the Company’s common stock.  Participants pay no brokerage commissions or service charges when they acquire additional shares of common stock through the plan.  To the extent that additional shares are purchased directly from the Company under the plan, the Company will receive additional funds for its general corporate purposes (See “Use of Proceeds”).

Advantages

2.            What are the advantages of the plan?

Shareholders may:

•	Reinvest cash dividends in additional shares of common stock without paying brokerage commissions or fees;

•	Make optional cash payments of a minimum of $100 per payment and aggregate payments not exceeding $10,000 in any calendar quarter without paying brokerage commissions or fees;

•	Invest the full amount of all dividends in shares of common stock including fractional shares, which also earn dividends under the plan;

•	Avoid safekeeping and record keeping costs through the free custodial and reporting services under the plan; and

•	Regularly receive a detailed statement of account transactions in book entry form.

Administration

3.            Who administers the plan for participants?

Registrar and Transfer Company will serve as administrator and will act as the agent for the participants. As agent for participants, the administrator will:

•	Hold shares in the name of its nominee as agent for plan participants;

•	Keep and maintain records;

•	Provide detailed statements of account to participants; and

•	Perform other duties related to the plan.

Any notices, questions, or other communications relating to the plan should include the participant’s account number and tax identification number and should be addressed to:

Registrar and Transfer Company
Attention: Dividend Reinvestment Department
P.O. Box 664
Cranford, New Jersey 07016
(800) 368-5948
www.rtco.com

The Company has the right to terminate and appoint in its place another administrator to serve as plan agent at any time.

Participation

4.            Who is eligible to participate?

Generally, all common stock shareholders are eligible to participate in the plan.  Subject to the following restrictions, shareholders may participate in the plan with respect to all of their shares or a portion of their shares.  To participate in the plan, a shareholder must enroll a minimum of 50 shares of common stock in the plan.  Record holders of common stock are eligible to participate in the plan directly.  Beneficial owners of common stock, whose shares are registered in names other than their own (e.g., in the name of a broker, bank nominee or trustee), must become shareholders of record by having all or a portion of their shares transferred into their own names.  Notwithstanding the foregoing, the Company may refuse to offer participation in the plan or participation in the voluntary cash contribution feature of the plan to shareholders who reside in a jurisdiction in which it is unlawful under state or local securities or “blue sky” laws for the Company to permit their participation in the plan or to shareholders who are residents of a state that may require registration, qualification or exemption of the common stock to be issued under the plan, or registration or qualification of the Company or any of its officers or employees as a broker, dealer, salesman or agent, where the Company determines, in its discretion, that the number of shareholders or number of shares held does not justify the expense of registration or payment of fees, or both, in such state.

5.            How does an eligible shareholder become a participant?

An eligible shareholder may enroll in the plan at any time by completing and signing the accompanying authorization form and returning it to the administrator.  Additional authorization forms may be obtained from the administrator.

6.            What does the authorization form provide?

The authorization form appoints the administrator as the agent to reinvest dividends on the shares enrolled in  the plan and to invest any optional cash payments received under the plan in shares of common stock.

7.            When may a shareholder enroll in the plan?

A shareholder may enroll in the plan at any time. If the administrator receives a properly completed authorization form at least five (5) business days before a dividend record date, the administrator will reinvest the dividends payable on that date.  Historically, the Company has declared and paid dividends on a quarterly basis.  The Company reserves the right to change the dividend record and payment dates.

8.            Is partial participation possible under the plan?

Yes, but a partial participant must enroll as least 50 shares in the plan.  If a shareholder subsequently withdraws shares from the plan so that the remaining balance of shares in the plan is less than 50, then the shareholder, to remain a plan participant, must keep all remaining shares enrolled in the plan.

9.            Is the right to participate in the plan transferable?

No.  The right to participate in the plan is not transferable.  A shareholder participating in the plan continues as a participant until the plan is terminated, the shareholder gives notice of withdrawal to the administrator or the shareholder takes any action which under the terms and conditions of plan results in termination of the participant in the plan.

Purchases

10.          What is the source for shares of common stock purchased under the plan?

The administrator may purchase shares directly from the Company, in the open market, in negotiated transactions, or using a combination of these methods.

11.          May participants make voluntary optional cash payments for purchase of additional shares of common stock in addition to the reinvestment of cash dividends?

Yes.  A participant in the plan may make an optional cash payment at any time to purchase additional shares of common stock.  The minimum optional cash payment is $100.  The aggregate amount of optional cash payments received during any calendar quarter cannot exceed $10,000.  Optional cash payments of less than $100 and optional cash payments which, in the aggregate, exceed $10,000 in any calendar quarter will be returned.  Optional cash payments will be accepted for investment, and will be invested, only in connection with a dividend payment date, i.e. on a quarterly basis.  Voluntary optional cash payments may vary in amount from one dividend payment date to another.

 Because participants will not be credited with interest on their optional cash payments prior to investment and because the administrator is prohibited from holding such contributions for extended periods of time prior to investing them, participants are strongly encouraged to submit their optional cash payments as near as possible prior to the applicable dividend payment date.  For the investment of an optional cash payment to occur on a particular investment date, the payment must be received by the administrator no earlier than thirty (30) days prior to the corresponding dividend payment date and not later than five (5) days prior to such date. Optional cash payments received too early or too late will be returned.  No interest will be paid on cash dividends or optional cash payments pending investment by the administrator.

12.          How many shares of common stock will the administrator purchase for a participant under the plan?

The number of shares depends on:

•	The amount of cash dividends to be reinvested;

•	The amount of optional cash payments available under No. 11, above, for investment; and

•	The applicable purchase price of the common stock.

The administrator will credit each participant’s account with that number of shares, including any fractional shares computed to four decimal places, equal to the total amount to be invested divided by the applicable purchase price.  All dividends on shares held in a participant’s account are automatically reinvested in additional shares of common stock.  All shares purchased pursuant to the plan are enrolled in the plan when acquired, and dividends on such shares are reinvested pursuant to the plan.

13.                                When will shares of common stock be purchased for a participant under the plan?

The administrator will use cash dividends to purchase common stock as soon as reasonably possible after the applicable dividend payment date, but not more than thirty (30) business days after such date.   Any optional cash payments will be added to, and applied in the same manner as, the amount of cash dividends available for reinvestment for the period.  The administrator will allocate full and fractional shares to each participant’s account after the administrator has purchased shares of common stock sufficient to cover the purchases for all participants under the plan for the applicable dividend payment date.  Purchases of common stock may occur over one or more trading days.

14.          How are optional cash payments made?

An optional cash payment may be made by sending a personal check drawn on a U.S. bank in U.S. currency payable to “Registrar and Transfer Company” to the administrator along with an executed authorization form (for new participants) or payment form (for existing participants) that will accompany each statement of account.  The check should include the participant’s plan account number and taxpayer identification number.  Additional payment forms may be obtained from the administrator. Third party checks, checks not drawn on a U.S. insured depository institution or checks sent without an executed authorization, payment form or written instructions will be returned.  Do not send cash.

You also can authorize quarterly automatic deductions from your bank account but each quarterly automatic deduction must be $100 or more to meet the minimum optional cash payment requirement.  You can arrange for automatic quarterly deductions by mailing a properly completed enrollment form which you may request from the administrator or completing an enrollment form online at www.rtco.com.  This feature allows you to make individual investments without having to write a check.  If you elect to make ongoing optional cash payments by automatic deduction, you may change or terminate this election by writing to the administrator at the address set forth in No. 3 above or making the appropriate changes online at www.rtco.com.  Deductions will be made on the first business day of each March, June, September and December and invested on the next available dividend payment date.  Any changes to your deductions must be received by the administrator at least four (4) business days prior to the scheduled deduction to be made on the first day of each March, June, September and December.

If any check is returned to the administrator for insufficient funds or for any other reason or if the automatic debit is rejected, the administrator will consider the optional cash payment null and void, and immediately will remove from the participant’s account any shares that were purchased based on that check or debit.  The administrator also will be entitled to sell these shares to satisfy any uncollected amounts, including any service charge for the returned or rejected item.  If the net proceeds of the sale of these shares are insufficient to satisfy these uncollected monies, the administrator can sell additional shares from the participant’s account to satisfy the uncollected balance.

The Company and the administrator reserve the right, in their sole discretion, to determine whether optional cash payments are being made on behalf of an eligible participant.  The Company and the administrator also reserve the right, in their sole discretion, to refuse to accept optional cash payments if they believe a plan participant is attempting to circumvent the limitations on optional cash payments or abuse the plan in any way.

15.          At what price will shares of common stock be purchased under the plan?

Until further notice and action of the Board of Directors of the Company, when the administrator purchases shares of common stock from the Company with either cash dividends or optional cash payments, or both, the purchase price will be 90% of the fair market value of the common stock on the relevant date. The fair market value of the common stock will be the average of the low bid and high asked quotations for the shares purchased by the administrator on the purchase date. If no bid and asked prices are quoted on that date, the fair market value will be the average of the low bid and high asked quotations on the most recent prior date on which quotations are available.

When the administrator purchases shares of common stock in the open market or in negotiated transactions, the purchase price will be the weighted average of the prices actually paid for shares purchased for the relevant date, excluding all fees, brokerage commissions and expenses.  The Company will bear the cost of all brokerage fees and commissions on purchases under the plan.

Reports to participants

16.          What kind of reports will be sent to participants in the plan?

Each participant in the plan will receive a statement of account subsequent to each calendar quarter describing cash dividends and optional cash payments received, the number of shares purchased, the price per share and the total shares accumulated under the plan.  These statements will provide a record of the dates and costs of purchases on a quarterly basis.  Participants should retain the statements for income tax purposes.  Participants will also receive the Company’s annual and quarterly reports to shareholders, notices of shareholder meetings, and Internal Revenue Service information for reporting dividends received and commission expenses paid on their behalf.  Participants will also receive any supplements or updates to the Company’s prospectus for shares issued under the plan, as filed with the U.S. Securities & Exchange Commission.

Share Certificates; Safekeeping

17.          Will the administrator issue certificates for shares of common stock purchased?

Unless requested in writing by a participant and upon payment by the participant to the administrator of a service fee of $10.00, the administrator will not issue certificates for shares of common stock purchased under the plan.  The number of shares credited to a participant’s account under the plan will be shown on the participant’s periodic statements of account.  This safekeeping feature protects against loss, theft or destruction of stock certificates.  No fractional shares will be issued.  Cash will be issued for any fractional share in accordance with the terms and conditions of the plan.

 All certificates delivered for safekeeping must be enrolled in the plan.  The administrator will cancel certificates delivered for safekeeping, which shares will be registered in book entry form.  Upon a withdrawal of shares, the administrator will issue new certificates in the name of the participant.  The Company will not issue certificates for fractional shares under any circumstances.

Withdrawal of Shares in Plan Accounts

18.	In whose name will certificates be registered when issued to participants?

Unless the participant directs otherwise, upon withdrawal from the plan, the administrator will issue certificates for the withdrawn shares in the name in which the participant maintains the plan account.  If a participant requests that a certificate be issued in a different name, the request must bear the participant’s own signature.  If the account is registered in multiple names, all signatures must appear on the request.   Upon a participant’s death, the administrator will follow the instructions of the decedent’s personal representative upon submission of appropriate proof of authority.

19.	How may participants withdraw shares purchased under the plan?

Participants may withdraw all or any portion of the shares credited to their account by submitting written notification to the administrator at the address shown in No. 3 above.  Whole shares of common stock withdrawn from the plan will be issued through a certificate in the name of the participant and dividends will no longer be reinvested.  Any notice of withdrawal received from a participant less than five (5) business days before a dividend record date will not be effective until the participant’s dividends paid on that date have been reinvested and the shares credited to the participant’s account.  There is a $10.00 withdrawal fee payable by the participant to the administrator.  Any fractional share will be sold by the administrator on the basis of the then current fair market value of the common stock as described in No.  15 above and a check issued to the participant for the proceeds.

If the participant withdraws all of his or her shares from the plan, such withdrawal will be treated by the administrator as termination of the participant in the plan.

If a participant withdraws a portion of his or her shares from the plan accompanied by a request to the administrator to sell the shares being withdrawn or instructions to transfer ownership of such shares to another person, the participant will continue to participate in the plan with respect to the shares not withdrawn from the plan.

20.	May participants elect to sell withdrawn shares?

Yes.  Participants may request in writing that the administrator sell withdrawn shares.  If the administrator receives a request to sell all shares credited to a participant’s account less than five (5) business days prior to the dividend record date, the administrator will not effect the request until it reinvests the participant’s dividends for the applicable record date and credits the shares to the participant’s account.  The administrator will immediately thereafter declare a request to sell a portion of the shares credited to a participant’s account effective.  Participants should specify the number of shares to be sold in their request for withdrawal.

The administrator will direct the plan purchasing agent to execute a sale order providing for the sale of shares within ten (10) business days of receipt of the notice and to deliver to the participant a check for the proceeds of the sale, less any brokerage commissions, a $10.00 service fee, applicable withholding taxes and transfer taxes (if any) incurred in connection with the sale.  A request for withdrawn shares to be sold must be signed by all persons in whose names the account appears.  A Medallion Signature Guarantee is required for a sale request of $10,000 or more.  A commercial bank, trust company, securities broker-dealer, credit union or savings and loan association which is a member of the Medallion Signature Guarantee Program or other eligible guarantor institution may guarantee signatures.  Verification by a notary public is not sufficient.  Participants must pay any taxes applicable to the sale.

Cash will be issued for any fractional share based on the then current fair market value of the common stock and a check will be issued for the proceeds.  In no case will certificates representing a fractional share be issued.

Participants who withdraw all of the whole and fractional shares from their account will be treated as having terminated participation in the plan and also will incur a $10.00 withdrawal fee in additional to the $10.00 service fee to execute a sale order.

Because the administrator will sell the shares on behalf of the plan, neither the Company nor any participant in the plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales.  Therefore, participants will not be able to precisely time their sales through the plan and will bear the market risk associated with fluctuations in the price of the Company’s common stock.  For example, if a participant sends in a request to sell shares, it is possible that the market price of the Company’s common stock could go down or up before the broker sells those shares.  In addition, a participant will not earn interest on a sales transaction.

The administrator may sell your shares in any manner which it finds reasonable and appropriate under the circumstances.  In this regard, the administrator may:

•	Aggregate shares to be sold on behalf of various plan participants;

•	Sell the shares through a broker or dealer of its choosing, including a broker or dealer affiliated with the administrator;

•	Sell the shares in a negotiated transaction with a broker or dealer, including a sale to the Company; or

•	Purchase any of the shares on behalf of other plan participants.

Termination of Participation in the Plan

21.	How does a participant terminate participation in the plan?

Participation in the plan is entirely voluntary.  Participants may terminate their participation at any time by sending written notice to the administrator.  When a participant withdraws from the plan or upon termination of the plan by the Company, the administrator will deliver a certificate for the number of whole shares credited to the participant’s account, and a check representing the value of any fractional share, based on the then current fair market value per share as described under No. 15 above, to the participant.   Any notice of termination of participation in the plan which is received less than five (5) business days prior to a dividend record date will not be effective until dividends paid for the record date have been reinvested and the shares have been credited to the participant’s account.  There is a $10.00 withdrawal fee payable by the participant to the administrator.

22.	May a participant request shares to be sold when terminating participation in the plan?

Yes.  The request should be in writing for all of the whole shares to be sold.  Any request must be signed by each person in whose name the plan account appears.  For sales greater than $10,000, a Medallion Signature Guarantee as described in No. 20 above will be required. On receipt of the request, the administrator will direct the plan purchasing agent to proceed in the same manner as set forth in No. 20 above. A check will be issued in lieu of the issuance of any fractional share based on the then current fair market value per share of the Company’s common stock.  There is a $10.00 service fee for any participant who requests the administrator to sell the shares held in the participant’s account.  In addition, there is a $10.00 withdrawal fee to terminate participation in the plan.  Therefore, any participant who elects to terminate his or her participation in the plan and directs the administrator to sell the shares enrolled in this or her account in the plan will incur, in the aggregate, a service fee of $20.00 representing the $10.00 withdrawal fee and the $10.00 service fee in connection with the sale of the shares.

Federal Tax Information

This section discusses the federal income tax information connected with the plan based on current federal income tax laws applicable to United States citizens or residents.  If federal income tax laws change in the future, the following may change and no longer apply.  State, local, foreign and other tax provisions vary and are not covered in this summary.  The following is not a tax opinion and should not be relied upon as such.  In any event, you should consult your tax advisor about your particular transactions, particularly if you may be covered by other tax rules.

23.	What are the federal income tax consequences of participation in the plan?

For federal income tax purposes, a participant in the plan will be treated as having received, on the dividend payment date, the full amount of dividends allocable to such participant, regardless of whether such dividends are actually paid in cash, withheld for the payment of taxes or invested in additional shares of common stock pursuant to the plan.   Additionally, the participant will be deemed to have received taxable income in the amount of commissions and other brokerage expenses paid in purchasing shares on the participant’s behalf.  The per share tax basis of shares acquired for a participant under the plan will be the price per share reported on the periodic statement of account provided to each participant after each applicable investment date, adjusted to include the amount of commissions and other brokerage expenses paid on behalf of the participant as reported in the Internal Revenue Service information referred to in No. 16 above.

The holding period of shares acquired pursuant to the plan will begin on the day after the date the shares are acquired for a participant’s account.  When a participant is subject to federal income tax withholding on dividends, and when foreign participants’ taxable income under the plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

While the matter is not free from doubt, the Company intends to take the position that the administrative expenses of the plan, which are to be paid by the Company, are not constructive dividends to plan participants.  Each plan participant will receive from Registrar and Transfer Company a Form 1099-DIV (mailed on or before January 31 of the following year) which will show the total dividend income to the plan participant.

Until further notice, shares purchased by the plan directly from the Company using cash dividends, optional cash payments, or both, will be purchased at 90% of the fair market value of the stock purchased by the plan on your behalf.  The 10% discount to fair market value applicable to shares purchased directly from the Company will increase the basis of those shares in your account.  For example, if you send in $900 as an optional cash payment, your account would be credited with $1,000 worth of common stock.  Because the discount is treated for federal income tax purposes as dividend income, you will report a dividend of $100 (in additional any other cash dividends received) and your basis in common stock acquired using your optional cash payment will be $1,000.  The tax basis of a share acquired in the open market or in privately negotiated transactions is the purchase price plus any trading expenses incurred in the transaction which are paid the Company.

The Company believes that participants will not realize any taxable income for federal income tax purposes upon receipt of certificates for whole shares held in their plan account, either upon the withdrawal of shares from the plan or upon termination of participation in the plan.  A participant who sells or exchanges shares previously received from the plan, or who directs the administrator to sell his or her plan shares, however, may recognize gain or loss.  The amount of the gain or loss will be the difference between the amount you receive for your whole or fractional shares and your tax basis in the shares.

Dividends reinvested under the plan by corporate shareholders may be eligible for the dividends-received deduction.

The above summary may not apply to certain participants in the plan, such as tax-exempt entities, tax deferred plans (e.g. IRAs) and foreign shareholders.  Participants should consult their own tax advisors to determine particular tax consequences, including state, local and foreign tax consequences which may occur as a result of participation in the plan and subsequent disposal of shares acquired pursuant to the plan.

Other Information

24.	What happens if the Company declares a stock dividend or effects a stock split?

The administrator credits any shares issued in connection with a stock split or stock dividend on common stock held under the plan to the participant’s plan account.  Similarly, the number of shares available under the plan will be adjusted pro rata to give effect to any stock split or stock dividend.

25.	If the Company has a rights offering, how will a participant’s entitlement be computed?

A participant’s entitlement in a rights offering is based upon his or her total holdings, in the same manner as dividends are computed currently. The Company will issue rights certificates for the number of whole shares only, however, held in a participant’s account.

26.	How are shares in a participant’s account voted at a meeting of the shareholders?

If, on a record date for a meeting of shareholders, there are shares in a participant’s plan account, the administrator will send proxy materials for the meeting to the participant. A participant is entitled to vote all shares of common stock credited to his or her account. The participant may also vote his or her shares at the meeting in person or by proxy.

27.	What are the responsibilities and liabilities of the Company and the administrator?

The Company and the administrator shall not be liable for any act taken in good faith or for any good faith omission to act, including without limitation, any claims of liability:

•	Arising out of a failure to terminate a participant’s account upon his or her death;

•
With respect to the prices at which shares of the Company’s common stock are purchased or sold, (i) the times when or the manner in which purchases or sales are made; (ii) the decision whether to purchase shares of common stock on the open market, from the Company or in private transactions; or (iii) fluctuations in the market value of the common stock; and

•	Relating to the operation or management of the plan.

The Company cannot assure that participants will make a profit on, or protect participants against losses from, investments in the common stock purchased by or for participants under the plan.  All transactions in connection with the plan will be governed by the laws of the Commonwealth of Pennsylvania, and are subject to all applicable federal tax and securities laws.

28.	May the plan be amended, modified or discontinued?

Yes.  The Company, in its discretion, may amend, modify, suspend or terminate the plan and will endeavor to notify participants of any such amendment, modification, suspension or termination. The Company may terminate, for whatever reason, at any time, as it may determine in its sole discretion, a shareholder’s participation in the plan, after mailing a notice of intention to terminate to the participant at the participant’s address as it appears in the administrator’s records.  In addition, the Company and the administrator may each adopt reasonable procedures for the administration of the plan.  The Company has the sole authority to interpret the plan in the manner that it deems appropriate in its absolute discretion.

29.	Who will bear the costs of purchases of common stock made under the plan?

The Company will pay all costs associated with purchases of common stock under the plan.  Participants will incur no brokerage commissions or other charges for purchases made under the plan.

30.	May a participant pledge shares purchased under the plan?

No.  Shares credited to a participant’s account under the plan may not be pledged or assigned, nor may any rights or interests under the plan be transferred, pledged or assigned, and any purported pledge, assignment or transfer shall be void.  Participants who wish to pledge or assign all the shares held in the plan must withdraw those shares from the plan which will result in termination of their participation in the plan.

USE OF PROCEEDS

The Company does not know the number of shares of common stock that shareholders will ultimately purchase under the plan or the prices at which these shares will be purchased. To the extent that shares are purchased from the Company, and not in the open market, the Company intends to add the proceeds it receives from the sales to its general funds to be used for general corporate purposes, including, without limitation, investments in and advances to the Bank. The amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and the Bank and the availability of other funds.  Based upon the anticipated growth of subsidiaries and the financial needs of the Company, management anticipates that it, from time to time, will engage in additional financing of a character and in amounts that have yet to be determined.

EXPERTS

The consolidated financial statements of the Company and its subsidiary in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, incorporated by reference into this prospectus, have been audited by ParenteBeard LLC (formerly Parente Randolph, LLC), independent registered public accounting firm, as indicated in its report and are included in this prospectus in reliance upon the authority of that firm as experts in accounting and auditing.

LEGAL OPINION

The legality of the common stock covered in this prospectus has been passed upon for the Company by Shumaker Williams, P.C., special corporate counsel.  Based on this opinion, the shares of common stock being offered will, upon their issuance or sale in accordance with the terms of the plan, be duly authorized, legally issued, fully paid and nonassessable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the Securities & Exchange Commission under the Securities Exchange Act of 1934.  You may read and copy this information at SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an internet site that contains reports, proxy, information statements and other information regard issuers such as the Company which file electronically with the SEC.  The address of that site is www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the SEC are hereby incorporated by reference in this prospectus:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 12, 2009;

(b)
The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the SEC on May 11, 2009, August 12, 2009 and November 12, 2009, respectively;

(c)	The Company’s Current Reports on Form 8-K filed with the SEC on January 28, 2009, January 30, 2009, April 30, 2009, July 23, 2009, July 31, 2009, September 8, 2009, and October 30, 2009;

(d)	The Company’s Definitive Proxy Statement on Schedule 14A filed under Section 14 of the Securities Exchange Act of 1934 with the SEC on April 1, 2009; and

(e)
The description of the Company’s common stock that appears in the Company’s prospectus under “Description of Securities” at pages 89-98, which forms a part of the Company’s Registration Statement No. 333-45668 on Form S- 1, filed with the SEC on September 12, 2000, and as amended on October 11, 2000.

We also incorporate by reference in this prospectus additional documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus, and prior to the filing of a post-effective amendment which indicates that all common stock offered under the plan has been sold or which deregisters any common stock remaining unsold.  Additional documents that the Company incorporates by reference into this prospectus are deemed a part of this prospectus from the date of filing the documents.

The information incorporated by reference is an important part of this prospectus. To the extent that inconsistencies exist between information presented in this prospectus and information contained in incorporated documents filed with the SEC before the date of this prospectus, the information in this prospectus automatically updates and supersedes the earlier information. Additionally, information that the Company files with the SEC after the date of this prospectus will automatically update and supersede the information in this prospectus and any earlier filed or incorporated information.

Documents incorporated by reference are available without charge to each participant in the plan who requests a copy of any or all of the documents.  In addition, you may obtain all documentation relating to the plan that is required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933 from the Company.  Requests for copies should be addressed to:

Fidelity D & D Bancorp, Inc.
Attention: Chief Financial Officer
Blakely and Drinker Streets
Dunmore, Pennsylvania 18512

Telephone (570) 342-8281

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the provisions described above, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Management estimates that the expenses payable by the company in connection with the sale of securities registered on the Registration Statement will be as follows:

Registration Fee		$0
Blue Sky Fees		$0
Accounting Fees and Expenses*		$2,000
Legal Fees and Expenses*		$7,000
Printing, postage and
EDGAR Filing Expenses*		$1,000
Miscellaneous *	$
TOTAL		$10,000

*Estimated

Item 15. Indemnification of Directors and Officers.

The Pennsylvania Business Corporation Law provides that a business corporation has the power under certain circumstances to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

With respect to derivative actions, the Pennsylvania Business Corporation Law provides that unless otherwise restricted in its by-laws, a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

The Pennsylvania Business Corporation Law provides for mandatory indemnification of directors and officers to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding relating to third party actions or to derivative actions. The person is indemnified against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense of the action.

Article 23 of the Company’s By-laws provides for indemnification to the full extent authorized by Pennsylvania law.  Directors and officers are also insured against certain liabilities for their actions as such by an insurance policy obtained by the Company.

Item 16. Exhibits

The following exhibits are included in this Registration Statement:

Exhibit Number

4.1	Registrant’s Amended and Restated 2000 Dividend Reinvestment Plan (Included in the Prospectus).

5.1	Opinion of Shumaker Williams, P.C., of Camp Hill, Pennsylvania, Special Counsel to Registrant, as to legality of the shares of Registrant’s common stock. *

23.1	Consent of Shumaker Williams, P.C. *

23.2	Consent of ParenteBeard LLC, Independent Registered Public Accounting Firm.

24.1	Power of Attorney given by the Officers and Directors of the Registrant (Included on Signature Page).

99.1	Authorization Form.

99.2	Letter to Shareholders.

*Previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

Provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Dunmore, Commonwealth of Pennsylvania on January 25, 2010.

FIDELITY D & D BANCORP, INC.

By:	/s/ Patrick J. Dempsey
Patrick J. Dempsey, Chairman of the Board,
Interim Chief Executive Officer

 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Dempsey and Salvatore R. DeFrancesco, Jr., and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Patrick J. Dempsey	Chairman, Director, Interim Chief Executive Officer	January 25, 2010
Patrick J. Dempsey	(Principal Executive Officer)

/s/ Salvatore R. DeFrancesco , Jr.	Treasurer and Chief Financial Officer	January 25, 2010
Salvatore R. DeFrancesco , Jr.	(Principal Accounting or Financial Officer)

/s/ Brian J. Cali	Director	January 25, 2010
Brian J. Cali

/s/John T. Cognetti	Director, Secretary	January 25, 2010
John T. Cognetti

/s/ Mary E. McDonald	Director	January 25, 2010
Mary E. McDonald

/s/ David L. Tressler, Sr.	Director	January 25, 2010
David L. Tressler, Sr.

INDEX TO EXHIBITS

Exhibit Number

4.1	Registrant’s Amended and Restated 2000 Dividend Reinvestment Plan (Included in the Prospectus).

5.1	Opinion of Shumaker Williams, P.C., of Camp Hill, Pennsylvania, Special Counsel to Registrant, as to legality of the shares of Registrant’s common stock.*

23.1	Consent of Shumaker Williams, P.C. *

23.2	Consent of ParenteBeard LLC, Independent Registered Public Accounting Firm.

24	Power of Attorney given by the Officers and Directors of the Registrant (Included on Signature Page).

99.1	Authorization Form.

99.2	Letter to Shareholders.

*Previously filed.